Exhibit 10.4

Premium Exercise Price

Time Vesting

OVERSEAS SHIPHOLDING GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Pursuant to the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan)

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), is made as of the 12th day of October, 2011 by and between Overseas Shipholding Group, Inc. (the “Company”) and Morten Arntzen (the “Optionee”).

WHEREAS, the Company has adopted the Overseas Shipholding Group, Inc. 2004 Stock Incentive Plan, as amended and restated as of June 2, 2010 (the “Plan”) in order to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders; and

WHEREAS, on October 12, 2011 (the “Grant Date”), the Committee approved the grant of an option to the Optionee under the Plan as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Grant of Option:

(a)           On the Grant Date the Company granted to the Optionee the right and option (the “Option”) to purchase up to 450,000 shares of Common Stock, subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.

(b)           The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(c)           This Agreement shall be construed in accordance and consistent with and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.           Grant Price:  Subject to, and in accordance with, the adjustment mechanisms set forth in this Agreement or the Plan, the price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of the Option shall be $22.50 per share of Common Stock (the “Exercise Price”), which price exceeds the Fair Market Value per share of the Common Stock on the Grant Date.

3.           Exercisability and Vesting of Option: The Option shall be 100% vested on the fifth (5th) anniversary of the Grant Date (the “Vesting Date”), provided that the Optionee has been in the continuous employ of the Company or its Affiliates through the Vesting Date.  Notwithstanding the foregoing, the Option shall become fully vested upon a Change in Control, in accordance with, and subject to the provisions of Article XI of the Plan, provided that the Optionee has been in the continuous employ of the Company or its Affiliates through the date of the Change in Control.  Further, in the event the Optionee incurs a Termination due to (i) death, (ii) Disability, or (iii) an involuntary termination without Cause or termination for Good Reason prior to a Change in Control, then the Option shall become vested as to a pro-rata portion (and the remainder of the Option shall be forfeited), such pro-rata portion determined by multiplying the number of shares of Common Stock subject to the Option by a fraction, the numerator of which is the number of days the Optionee provided service to the Company or its Affiliates from the Grant Date through the date of the Optionee’s Termination and the denominator of which is 1,825.

4.           Term: The Option shall be exercisable to the extent and in the manner provided herein and shall be exercisable for a term of ten (10) years from the date hereof, provided, however, that the Option shall terminate earlier as provided in Section 6 of the Plan or as otherwise provided in the Plan.

5.           Manner of Exercise and Payment:  To the extent vested, the Option may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by payment in full of the purchase price (or arrangements satisfactory to the Committee made for such payment) as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Optionee delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of stock options or by payment in full or in part in the form of Common Stock (including by attestation) owned by the Optionee for such period, or acquired in such manner, as to avoid an incremental charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee).  No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

6.           Rights as a Stockholder:  The Optionee shall have no rights as a stockholder with respect to the shares of Common Stock subject to the Option until payment of the Exercise Price and delivery to the Optionee of such shares of Common Stock as provided herein.

7.           Non-Transferability:  The Option shall not be transferable other than by will or by the laws of descent and distribution.

8.           No Right to Continued Employment:  Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or its Affiliates, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

9.           Adjustments: In the case of any change in corporate structure as contemplated under Section 4.2(b) of the Plan, an equitable adjustment to the number and class of shares of Common Stock or other stock or securities subject to the Option and the purchase price for such shares of Common Stock or other stock or securities shall be deemed necessary and shall be made in accordance with such Section 4.2(b).

10.           Withholding of Taxes:  Upon exercise of the Option, the Optionee will pay to the Company (or make arrangements satisfactory to the Company that are in compliance with applicable laws), any U.S. federal, state or local taxes of any kind required by law to be withheld with respect of the exercise of the Option.  The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.  If permitted by the Committee, the Optionee may elect to have withheld a portion of the shares of Common Stock issuable upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the minimum statutorily required withholding obligation.

11.           Optionee Bound by the Plan:  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12.           Application of Section 16 of the Exchange Act:  The Optionee has been advised that the Optionee may be subject to the reporting requirements of Section 16(a) of the Exchange Act and that the Optionee may be subject to insider trading restrictions and reporting requirements on the purchase and sale of securities of the Company imposed under the Exchange Act.

13.           Modification of Agreement:  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

14.           Severability:  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.           Governing Law:  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16.           Successors in Interest:  This Agreement shall inure to the benefit of and be binding upon any successor to the Company.  This Agreement shall inure to the benefit of the Optionee’s legal representatives.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.

17.           Resolution of Disputes:  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Optionee and Company for all purposes.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first provided above.

OVERSEAS SHIPHOLDING GROUP, INC.

By:	/s/James I. Edelson
	Name:	James I. Edelson
	Title:	Senior Vice President, General Counsel and Secretary

/s/Morten Arntzen - “Optionee”
Morten Arntzen - “Optionee”

Please retain this copy for your records.